EXHIBIT 10.13
CONFIDENTIAL TREATMENT
AMENDED AND RESTATED
SHAREHOLDERS’ AGREEMENT
     This Amended and Restated Shareholders’ Agreement (“Amended Agreement”), made this 12th day of August, 2005 (the “Effective Date”) by and among Taiwan Semiconductor Manufacturing Co., Ltd. a company incorporated under the laws of Taiwan, Republic of China (“TSMC”), OmniVision International Holding Ltd., an exempted company incorporated under the Companies Law of Cayman Islands (“OmniVision”), and VisEra Technologies Company, Ltd., a company incorporated under the laws of Taiwan, Republic of China (“VisEra Taiwan”), and VisEra Holding Company, an exempted company incorporated under the Companies Law of Cayman Islands (“VisEra Cayman”). OmniVision and TSMC are each sometimes referred to herein as a “Shareholder” and collectively as the “Shareholders”; OmniVision, TSMC, VisEra Taiwan and VisEra Cayman are each sometimes referred to herein as a “Party” or collectively as the “Parties”.
BACKGROUND
     A. TSMC is engaged in the business of manufacturing and selling semiconductor related products.
     B. OmniVision is engaged in the business of developing, manufacturing and selling CMOS-based products including CMOS image sensors.
     C. TSMC and OmniVision have formed a joint venture (the “JV”) under the Shareholder Agreement dated October 29, 2003 (“Initial Shareholders Agreement”) and formed VisEra Taiwan as the initial joint venture entity.
     D. TSMC, OmniVision and VisEra Taiwan have been operating materially in accordance with the Initial Shareholders Agreement including the investment made by each TSMC and OmniVision of US$1,500,000 into VisEra Taiwan.
     E. After considering various factors, TSMC, OmniVision and VisEra Taiwan desire to restructure and reorganize VisEra Taiwan and reflect the various agreements among TSMC, OmniVision and VisEra Taiwan in the Amended Agreement, including the selection of VisEra Cayman as the parent JV entity which will wholly own VisEra Taiwan.
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements and covenants contained herein, the Parties agree as follows:
ARTICLE 1. PURPOSES, STRUCTURE AND CAPITALIZATION.
     1.1 Purposes. The purposes of this JV and the establishment of the JV entities described below are: (1) to provide to [***] high-quality, cost-efficient and fast-turn-around [***] and automated final testing services in the ROC [***] for certain [***] products; and (2) to consolidate the [***] business relationship between OmniVision and TSMC (the “Purposes”). Recognizing that the Purposes may be achieved in the most effective and efficient manner by combining the technologies, expertise, equipment and personnel from both OmniVision and TSMC, OmniVision and TSMC hereby mutually agree upon the establishment and eventual structure of the JV entities described herein. Subject to the terms,

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT
TSMC/OmniVision Confidential
conditions, covenants and obligations contained herein, TSMC and OmniVision anticipate that the formation and operation of the JV entities will be mutually beneficial to TSMC and OmniVision.
     1.2 Structure. TSMC and OmniVision agree that VisEra Cayman shall be parent JV entity, and its jurisdiction for incorporation and/or registration was selected on the basis of at least the following factors: suitability for achieving the exit strategies, including the possibility of becoming in due course a publicly listed and traded company on a major stock exchange or market, including without limitation one or more of the NASDAQ National Market, the Taiwan Stock Exchange, and the Stock Exchange of Hong Kong (an “Initial Public Offering”); and operability from the corporate operation, governance, management, and tax planning viewpoints; acceptance by potential future investors for prospective equity investment and capital infusion. The Parties agree to make such further elections, including without limitation those contemplated by Internal Revenue Service Form 8832, and execute such documents on behalf of VisEra Cayman as the Parties or any of them may deem advantageous from a tax planning perspective. The Shareholders agree that if the elective procedures adopted upon the formation of VisEra Cayman prove inadequate to the effect certain advantageous tax strategies subsequently decided to be in the best interests of the Parties, and a new entity may be formed to take the place of VisEra Cayman, and shall be organized as necessary to accomplish the Purposes. In the event such substitute entity is deemed necessary, VisEra Taiwan agrees to make certain advantageous tax elections at the inception of the new entity as the Shareholders may request or require.
     1.3 Capitalization. TSMC and OmniVision agree that, at the end of Phase III described in Section 3.7, the total cumulative capital from Phase I to Phase III of VisEra Cayman shall be at least U.S. Dollars $65,000,000 million.
     1.4 Ownership Ratio. TSMC and OmniVision agree that, at the end of Phase III, the relative cumulative ownership interests in VisEra Cayman held respectively by TSMC and OmniVision (or their respective designated entities approved by both parties) shall be in the ratio of 1:1, exclusive of the Technical Stock (the “Ownership Ratio”). In the event one or more additional investor invests in VisEra Cayman, the Ownership Ratio shall be adjusted as mutually agreed.
ARTICLE 2. FORMATION OF JV ENTITIES.
     2.1 Formation of VisEra Taiwan. TSMC and OmniVision successfully incorporated VisEra Taiwan in the ROC as the initial JV entity on November 19, 2003.
     2.2 Name. The official and legal name of VisEra Taiwan is:(i) “” (in Chinese); (ii) “VisEra Technologies Company, Ltd.” (in English).
     2.3 Formation of VisEra Cayman. VisEra Cayman was incorporated in the Cayman Islands on March 31, 2005. A copy of the charter documents of VisEra Cayman is attached hereto in Exhibit A.
     2.4 Name. The official and legal name of VisEra Cayman is “VisEra Holding Company”.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.
SA between TSMC and OmniVision
August 12, 2005

CONFIDENTIAL TREATMENT
TSMC/OmniVision Confidential
     2.5 Succession of VisEra Cayman. In the event a replacement entity (for the reasons set forth in Section 1.2 and subject to the limitations in Section 4.5) assumes the rights and obligations of VisEra Cayman hereunder, the Parties agree that Articles of Incorporation of the successor entity, together with the information required by Sections 2.3, 2.4, 4.1, 4.2, and 4.3, shall be attached hereto as Exhibit B and immediately thereupon become a part of this Amended Agreement.
ARTICLE 3. SUBSCRIPTION FOR STOCK.
     3.1 Capitalization of Phase I; Funding of VisEra Taiwan.
          (a) Phase I shall be deemed to have commenced on October 29, 2003 and ended upon the Effective Date of the Amended Agreement (“Phase I”).
          (b) In Phase I, TSMC and OmniVision each contributed the amount set forth below in (e) in cash to VisEra Taiwan in exchange for the number of shares of common stock of VisEra Taiwan.
          (c) In Phase I, in consideration of acquiring the assignment of technology needed from the technical team of VisEra Taiwan, VisEra Taiwan issued its common stock having value of U.S. Dollars three million (US$3,000,000), (“Technical Stock”) to the members of the technical team or employees of VisEra Taiwan.
          (d) The shares issued by VisEra Taiwan were legended as described in Section 3.9 and issued as fully paid and non-assessable and issued at a par value of NT$10.
          (e) The capitalization of VisEra Taiwan during Phase I is set forth immediately below:

Phase I	USD	NTD	Common Shares
TSMC	1,500,000	51,000,000	5,100,000
OmniVision	1,500,000	51,000,000	5,100,000
Technical Stock	3,000,000	102,000,000	10,200,000

(The historical figures above were based on the effective exchange rate in October 2003 of 34 NTD per one USD)
     3.2 Capitalization of Phase II; Funding of VisEra Cayman. .
          (a) Phase II shall commence as of the Effective Date and shall continue until the Approval (as defined below) is obtained (“Phase II”).
          (b) As soon as practicable after the Effective Date, VisEra Taiwan shall use not more than US$4,200,000, drawn on VisEra Taiwan’s short-term facilities, to acquire as soon as practicable approximately 9.8% of the currently issued and outstanding equity shares of [***] from certain of [***] shareholders, at the price of [***] per share.
          (c) As soon as practicable after the Effective Date, TSMC and OmniVision shall contribute simultaneously the amount set forth below to VisEra Cayman for the purposes set forth in (d) below.
          (i) The consideration for these common shares shall be made in cash or in kind as set forth in (ii) below. These shares issued by VisEra Cayman shall

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.
SA between TSMC and OmniVision
August 12, 2005

CONFIDENTIAL TREATMENT
TSMC/OmniVision Confidential
be legended as described in Section 3.9. The shares issued upon said payment shall be issued as fully paid and non-assessable.
          (ii) VisEra Cayman shall issue these common shares at a par value of US$1.00 as set forth immediately below:

Phase IIa	USD	Common Shares
TSMC	7,500,000	7,500,000
OmniVision	7,500,000	7,500,000
          (d) VisEra Cayman shall, upon completion of the transaction set forth above in Section 3.2(c), use the funds received therefrom in transactions including the following:
          (i) use of US$4,200,000 to purchase from VisEra Taiwan the [***] shares acquired pursuant to 3.2(b) at the price paid by VisEra Taiwan;
          (ii) no earlier than fifty (50) days from the completion of Section 3.2(b), use of not more than US$8,400,000 to acquire approximately 19.8% of the currently issued and outstanding shares of [***], also at the price of [***] per share; and
          (iii) after gaining representative presence in the management and control of [***] as a result of the share purchase transactions described above, use of up to the remaining 3.2(c) capital to either subscribe to a portion of [***] shares to be newly issued for capacity expansion purposes, or purchase existing [***] shares from certain shareholders of [***] at [***].
          (e) As soon as practicable after the Effective Date, TSMC, OmniVision, VisEra Taiwan and VisEra Cayman shall conduct one or more transactions (including without limitation inversion or like “cash-in-cash-out” or “circular” transactions as described in (i), (ii) and (iii) below) which are tax-efficient to TSMC, and OmniVision, and consistent with the terms of this Section 3.2, such that VisEra Taiwan will become a wholly owned subsidiary of VisEra Cayman, except for the technical shares of VisEra Taiwan, which shares shall be transferred to VisEra Cayman as soon as practicable as described in 3.2(f).
          (i) VisEra Cayman shall wire an aggregate of US$3,000,000, representing the Phase I investment amount from the Shareholders, to one or more escrow account for the purposes of purchasing the VisEra Taiwan shares owned by OmniVision and TSMC, respectively,
          (ii) OmniVision and TSMC will transfer their respective shares of VisEra Taiwan to VisEra Cayman,
          (iii) OmniVision and TSMC shall make a capital contribution of the aggregate of US$3,000,000 so received to VisEra Cayman in exchange for the aggregate of 3,000,000 VisEra Cayman shares, and
          (iv) TSMC, OmniVision, VisEra Taiwan and VisEra Cayman acknowledge and agree that such inversion transactions shall only be made pursuant to a “plan of organization” conforming to the United States Internal Revenue Code Section 351.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.
SA between TSMC and OmniVision
August 12, 2005

CONFIDENTIAL TREATMENT
TSMC/OmniVision Confidential
          (f) Subject to the appropriate approval by Board of Directors of VisEra Taiwan, the approval of relevant government authorities, and commercially reasonable resolution of any taxation issues, VisEra Cayman shall issue stock corresponding the foregoing shares of Technical Stock as soon as practicable after the funding of VisEra Cayman. The shares issued under this Section 3.2(f) (the “Corresponding Stock”) shall, in the event of future transfer, be subject to rights of first refusal in favor of, first, VisEra Cayman; and second, TSMC and OmniVision on an equal basis, and shall be legended as set forth in Section 3.9.
          (g) In addition to contribution of capital above in Section 3.2(c), at a time mutually agreed to by TSMC and OmniVision, TSMC and OmniVision shall each contribute the amount set forth below to VisEra Cayman in exchange for the VisEra Cayman common shares set forth in (iii) below.
          (i) The consideration for such shares shall be made in cash or in kind. These shares issued by VisEra Cayman shall be legended as described in Section 3.9 The shares issued upon said payment shall be issued as fully paid and non-assessable.
          (ii) VisEra Cayman shall issue these common shares at a par value of US$1.00 as set forth immediately below:

Phase IIb	USD	Common Shares
TSMC	9,500,000	9,500,000
OmniVision	9,500,000	9,500,000
     3.3 Future subscriptions; Pre-emptive Rights. Other than for stock set forth in Section 3.2(c) and (g) and 3.6(c) below, each TSMC and OmniVision shall have preemptive rights to the issuance of any new shares of the capital stock of VisEra Cayman, thereby allowing each of TSMC and OmniVision to maintain its percentage ownership of the capital stock at all stages contemplated by this Amended Agreement. Future subscriptions for VisEra Cayman stock may be made in cash, technology, or other in kind contributions, or any combination thereof to the extent allowed by law and as approved by the Board of Directors of VisEra Cayman . Such stock shall have such par value as shall be determined by the Board of Directors from time to time.
     3.4 No Issuance of Technical Stock. No Technical Stock or employee compensation-related stock, such as stock options, shall be issued during Phase II.
     3.5 The Phase II Closings for Subscription of Common Shares. The “Phase II Closing” shall mean the consummation of the Phase II Transactions set forth in Section 3.2. The Phase II Closings shall take place on the “Phase II Closing Dates” at the principal offices of VisEra Cayman or another location mutually agreed upon. The capitalization of VisEra Cayman shall reflect the Ownership Ratio on the Phase II Closing Dates. Within a reasonable time after the Phase II Closing, the Parties shall each use their commercially reasonable efforts to (a) apply for and (b) obtain the approval by the relevant authorities of Taiwan, R.O.C. to permit TSMC and VisEra Taiwan [***] for providing [***] and testing service, and either (c) locate additional investor(s) making an investment in VisEra Cayman in the

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.
SA between TSMC and OmniVision
August 12, 2005

CONFIDENTIAL TREATMENT
TSMC/OmniVision Confidential
aggregate amount not to exceed a portion of the total equity share voting rights of VisEra Cayman equal to 19.98% minus X% where X is equal to the total percentage of the Corresponding Stock described in 3.2(f), or (d) secure the appropriate approvals from their respective Boards of Directors to proceed with the transactions described in Phase III, or both (c) and (d) (collectively the “Approval”).
     3.6 Final JV Entity; Phase III Transaction; Capitalization of Phase III.
          (a) Phase III shall commence on the date of the Approval (“Phase III”).
          (b) Immediately or as soon as practicable upon the Approval, the Parties shall cause the further capitalization of VisEra Cayman by (i) the acquisition of the capital stock of [***] or (ii) the acquisition of the [***] as set forth in Section 8.1 below; or (iii) the exchange or contribution of the capital stock of [***] for capital stock of VisEra Cayman, through one or more appropriate transactions mutually agreed upon by the Parties (collectively, the “Phase III Transaction”). To the maximum extent possible, the Parties shall cooperate with one another to minimize tax and other liabilities to any Party or Parties resulting from structuring and capitalization of the JV.
          (c) In consideration of the contributions in cash and in kind made by TSMC and OmniVision described in this Section 3.6, VisEra Cayman shall issue the numbers of common shares to TSMC and OmniVision, respectively, in at least the amounts as set forth immediately below, at a par value of US$1.00 and a purchase price of US$1.00. Such shares shall be issued as fully paid and non-assessable.
          (d) VisEra Cayman shall issue to the party making any Additional Investment as contemplated by 3.5(c) such securities as the Board of Directors of VisEra Cayman shall deem advisable.

Phase III	USD	Common Stock
TSMC	6,500,000	6,500,000
OmniVision	6,500,000	6,500,000
Additional Investment	15,000,000	N/A*

(*Actual voting representation potentially subject to the restrictions of Section 3.5(c))
     3.7 The Phase III Closing for Subscription of Common Shares.
          (a) The “Phase III Closing” shall mean the consummation of the Phase III Transaction set forth in Section 3.6. The Phase III Closing shall take place on the “Phase III Closing Date” at the principal offices of VisEra Cayman or another location mutually agreed upon. The capitalization of VisEra Cayman shall reflect the Ownership Ratio on the Phase III Closing Date.
          (b) The Shareholders reserve the right to cause VisEra Cayman to issue an additional 3,000,000 shares of stock, of a to-be-determined nature, in order to increase the pool of shares available to VisEra employees subsequent to the Phase III Closing. Any shares beyond the additional 3,000,000 must be specifically approved by the Shareholders.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.
SA between TSMC and OmniVision
August 12, 2005

CONFIDENTIAL TREATMENT
TSMC/OmniVision Confidential
     3.8 Cumulative Shareholding. The total minimum cumulative capitalization structure and estimated cumulative stockholding ratio of VisEra Cayman after the transfers described in Section 3.2(e) and (f) and for each of the Phases I, II, and III is summarized below:

Cumulative
Capital and	Phase I		Phase II		Phase III
Shareholding	Contribution (USD)	Shareholding (%)	Contribution(USD)	Shareholding (%)	Contribution (USD)	Shareholding (≈%)
TSMC	1,500,000	25.00%	18,500,000	46.25%	25,000,000	>40.00%
OmniVision	1,500,000	25.00%	18,500,000	46.25%	25,000,000	>40.00%
Additional Investment	0	0	0	0.00%	15,000,000	N/A
Tsai, Kuo-Chih	0	0.00%	1	0.00%	1	0.00%
Technical Stock*	3,000,000	50.00%	3,000,000	7.50%	3,000,000	4.41%
Total	6,000,000	100.00%	40,000,001	100.00%	68,000,001	100.00%

(Phase I values given at the then-existing Phase I exchange rate of NTD34:US$1) (*Technical Stock share values assume the transactions described in 3.2(f) have taken place)
     3.9 Stock Certificates. Each Party agrees that the stock certificates of VisEra Cayman first subscribed or thereafter acquired by any party subject to this Amended Agreement shall be endorsed with the following legend:
“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AGREEMENT DATED OCTOBER 29, 2003, AND AS AMENDED ON JULY ___, 2005 BY AND AMONG TAIWAN SEMICONDUCTOR MANUFACTURING COMPANY, LTD., OMNIVISION INTERNATIONAL HOLDING, LTD. VISERA TAIWAN AND VISERA CAYMAN, COPIES OF WHICH ARE ON FILE AT THE MAIN OFFICE OF THE CORPORATION AND ANY SUBSEQUENT HOLDER ACQUIRING THESE SHARES IN ANY MANNER WHATSOEVER TAKES THE SAME UNDER AND SUBJECT TO THE TERMS OF SAID AGREEMENTS.”
     3.10 Dilution. The Parties agree that notwithstanding anything to the contrary in this Amended Agreement, including Section 3.7(b), or the Exhibits, any further issuance of and subscription for VisEra Cayman stock, or any stock held by VisEra Cayman’s subsidiaries, shall not be diluted at any time without the prior written consent of TSMC and OmniVision.
ARTICLE 4. ARTICLES OF INCORPORATION.
     4.1 Articles of Incorporation. The Articles of Incorporation of VisEra Cayman provide for the following:
          (a) The duration of VisEra Cayman shall be perpetual.
          (b) The total initial number of shares authorized to be issued by VisEra Cayman is fifty million (50,000,000) of common shares with a par value of US$1.00 per share.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.
SA between TSMC and OmniVision
August 12, 2005

CONFIDENTIAL TREATMENT
TSMC/OmniVision Confidential
          (c) The initial registered office of VisEra Cayman shall be at the offices of Bridge Street Services Limited, Buckingham Square, 3rd Floor, 720 West Bay Road, P.O. Box 30691SMB, Grand Cayman, Cayman Islands, British West Indies.
     4.2 Form of Articles of Incorporation and Conflict. The Articles of Incorporation are substantially in the form annexed hereto as Exhibit A. In the event of a conflict between this Amended Agreement and any provision of the Articles of Incorporation, the Articles of Incorporation shall control.
     4.3 Ratification of Articles of Incorporation. TSMC and OmniVision ratify the formation of VisEra Cayman on March 31, 2005 and the adoption of the Articles of Incorporation of VisEra Cayman.
     4.4 Covenant to Amend Articles of Incorporation. The Parties agree to take such steps as are necessary to amend the Articles of Incorporation to increase, per Section 34 of the Articles of Incorporation, the number of shares set forth in 4.1(b) in order to achieve the Purposes, including but not limited to the transactions contemplated in Phase III.
     4.5 Covenant to Retain Obligations of Replaced Entity. The Parties agree that if, for the reasons set forth in Section 1.2, the replacement herein of VisEra Cayman becomes necessary or desirable to accomplish the Purposes, that such replacement entity shall specifically be structured and organized substantially the same as VisEra Taiwan and VisEra Cayman (except to the limited extent necessary to accomplish the Purposes) and shall be required to assume all the duties and obligations of VisEra Cayman hereunder.
ARTICLE 5. MANAGEMENT OF VISERA.
     5.1 Inaugural Meeting of the Promoters. TSMC and OmniVision shall elect the Directors of each of VisEra Cayman and VisEra Taiwan in accordance with Section 5.3 and 5.4.
     5.2 Board of Directors and Supervisors. The Articles of Incorporation of VisEra Taiwan provide that the Board of Directors will consist of not less than three (3) and not more than five (5) Directors and two (2) Supervisors. The Parties intend that the Board of Directors of VisEra Cayman shall be organized substantially the same as that of VisEra Taiwan, except that VisEra Cayman shall have no Supervisors.
     5.3 Board Members and Supervisors Nomination. OmniVision, and TSMC agree that the initial Boards of Directors of VisEra Cayman and VisEra Taiwan (each the “Board” as applicable and the “Boards” collectively) will consist of three (3) Directors. OmniVision shall nominate one (1) Director (an “OmniVision Director”) and TSMC shall nominate one (1) Director (a “TSMC Director”). The third (3rd) Director shall be nominated by the mutual agreement of TSMC and OmniVision. In the event that OmniVision and TSMC agree to increase the number of Directors to five, OmniVision shall nominate two (2) Directors (each an “OmniVision Director”) and TSMC shall also nominate two (2) Directors (each a “TSMC Director”). The fifth (5th) Director shall be nominated by the mutual agreement of TSMC and OmniVision. For VisEra Taiwan only, TSMC shall nominate one (1) Supervisor and OmniVision shall nominate one (1) Supervisor. Each Shareholder shall vote all of its shares for the election of such nominees of Directors. If any Director resigns or is unable to serve, the Party which nominated him or her shall, as soon as possible, nominate

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.
SA between TSMC and OmniVision
August 12, 2005

CONFIDENTIAL TREATMENT
TSMC/OmniVision Confidential
a replacement and each Shareholder shall vote all of its shares for the election of such nominee so that the Board shall have either three (3) members or five (5) members, as applicable, at all times, provided, that if a Party having the right to nominate a Director or Supervisor does not do so, within 60 days of the commencement of vacancy, the Board consisting of the remaining Directors shall have the right to nominate a new Director or Supervisor to fill the vacancy.
     5.4 Meetings of the Board of Directors. At the first and subsequent meetings of the Boards, the Directors shall appoint such officers and managers of their respective entities as they decide is prudent and shall establish such resolutions as are necessary for their operations and otherwise to deal with all matters arising out of the implementation of the Initial Shareholders Agreement and this Amended Agreement.
     5.5 Special Rights. At such time, if any, as either TSMC or OmniVision acquires fifty-one percent (51%) interest in either VisEra Taiwan or VisEra Cayman, TSMC and OmniVision shall promptly cause a special meeting of the shareholders to be called, at which time the then sitting Board shall resign, and the Party owning the majority of either VisEra Taiwan or VisEra Cayman shares shall nominate (i) in the case of a three-member Board, two (2) members, and the other Party shall nominate one (1) member; and (ii) in the case of a five-member Board, three (3) members, and the other Party shall nominate two (2) members. Each Shareholder shall vote all of its shares for the election of such nominees.
     5.6 Officers. Each shareholder shall cause the Director (s) nominated by it to vote in favor of the election of the officer positions of each of VisEra Cayman and VisEra Taiwan as shall be mutually agreed.
     5.7 President. The President of VisEra Taiwan shall be appointed by the Board. The President shall be nominated by three Board members until such time, if any, as either TSMC or OmniVision acquires a fifty-one percent (51%) interest in VisEra Taiwan, thereupon the President shall resign and the then sitting Chairman shall promptly call a special meeting of the Board at which time the majority Shareholder’s Board members shall nominate a new President; and further provided, the other Party agrees to cause its shares to be voted for the said nominee for President.
     5.8 Empowerment. Pursuant to the procedures prescribed in this Amended Agreement and by the Articles of Incorporation of each of VisEra Cayman and VisEra Taiwan, the Boards of Directors shall be empowered to discuss and take action on all fundamental issues concerning their respective entities including, but not limited to, expansion projects, budgets, long term (greater than one (1) year duration) agreements, distribution of profits, borrowing of capital or the financing of VisEra Taiwan concerning manpower and pay scales.
     5.9 Authority. The Directors shall act only as a Board, and an individual Director shall have no power as such. Except as otherwise limited by law, this Amended Agreement, or the Articles of Incorporation, all business, affairs and powers of each of VisEra Cayman and VisEra Taiwan shall be exercised by, or under the authority/control of the Board of Directors. The Board of Directors may, by contract, resolution or otherwise as they may see fit, give general or limited or special power and authority to any Director, officer, employee and/or other person to transact the general business, or any special business of each of VisEra

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.
SA between TSMC and OmniVision
August 12, 2005

CONFIDENTIAL TREATMENT
TSMC/OmniVision Confidential
Cayman and VisEra Taiwan, and may give powers of attorney to agents of VisEra Taiwan to transact any special business requiring such authorization.
     5.10 Board Guidelines. In addition to such authority prescribed by law to a Board of Director(s), the Boards of Directors shall issue guidelines or directives for:
          (a) The financial goals of VisEra Cayman and VisEra Taiwan;
          (b) The business plan of VisEra Taiwan;
          (c) Any borrowing by either VisEra Cayman or VisEra Taiwan;
          (d) The application and distribution of profits as dividends;
          (e) The appointment, terms of service, remuneration, and dismissal of the managers of VisEra Taiwan except as is otherwise set forth in the ROC law, this Amended Agreement, or the Articles of Incorporation of VisEra Taiwan;
          (f) The size of the staff and of the work force required by VisEra Taiwan from time-to-time and the general policies and guidelines for their appointment and dismissal; and
          (g) The extent of any special reserve funds, development funds, and bonus and welfare funds.
     5.11 Board Responsibility. The Board of Directors of VisEra Taiwan shall prepare management and operating instructions in the form of Board Resolutions to be observed in the day-to-day conduct and administration of VisEra Taiwan’s operations, and will take such steps as are necessary to ensure that those resolutions are available to and observed by the management of VisEra Taiwan. The Boards of Directors will pass such resolutions as may be necessary to put into practice in VisEra Cayman and VisEra Taiwan the provisions of this Amended Agreement.
     5.12 Supermajority Actions. Notwithstanding the foregoing, the Parties agree that the below stated corporate actions shall be referred to the Board and that no decision in relation thereto shall be taken or implemented (whether by the Parties as Shareholders of VisEra Cayman or otherwise) unless such decision has received the approval of at least one OmniVision Director and one TSMC Director, until such time as either TSMC or OmniVision shall obtain an equity interest of 51% or more, or after the completion of an Initial Public Offering in any jurisdiction, at which time this provision shall terminate:
          (a) The entering into any new business activity or the change in its major products or services;
          (b) The alteration, amendment, cancellation or other change in the schedules for technology transfer, production start up and output;
          (c) The alteration, amendment, cancellation or invalidation of any and all supply contracts or technical assistance agreements between VisEra Taiwan and TSMC or OmniVision;

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.
SA between TSMC and OmniVision
August 12, 2005

CONFIDENTIAL TREATMENT
TSMC/OmniVision Confidential
          (d) The incurring of any borrowings, loans or other indebtedness in excess of NT Dollars one hundred million (NTD 100,000,000);
          (e) The acquisition or disposal of any capital asset where the aggregate amount involved in the transaction is more than NT Dollars fifty million (NTD 50,000,000);
          (f) The merger, acquisition, divestiture, transfer, sale or disposal of all or a substantial portion of VisEra Taiwan’s business or assets, joint venture, or partnership with, by or of either of VisEra Cayman or VisEra Taiwan;
          (g) The alteration of the capital structure of either of VisEra Cayman or VisEra Taiwan (including the increase in authorized capital, issuance of new shares or securities, etc., except as set forth in Section 4.4);
          (h) The alteration, amendment or restatement of the Articles of Incorporation of VisEra Taiwan;
          (i) Passage of any resolution to dissolve, liquidate, file voluntary bankruptcy, wind up, or reorganize either of VisEra Cayman or VisEra Taiwan;
          (j) The alteration or cancellation of the capitalization obligations of the Stockholders;
          (k) The entering into any contractual commitment in excess of NT Dollars fifty million (NTD 50,000,000) by VisEra Taiwan;
          (l) The declaration of dividends;
          (m) The sale or license of software, patents, other intellectual property or other technology by VisEra Taiwan except as set forth in this Amended Agreement or the other agreements between either of VisEra Taiwan or VisEra Cayman and the other Parties described herein;
          (n) Approval of annual and quarterly budgets of VisEra Taiwan, and proposals or reports required to be submitted to the Shareholders; and
          (o) The entering into any technical assistance agreement, or the substantial equivalent, between either of VisEra Cayman or VisEra Taiwan and any party other than TSMC or OmniVision.
     5.13 Regular Meetings of the Board. The Board of Directors shall meet together for the dispatch of routine business at least four (4) times in each calendar year at regular intervals of three (3) months.
     5.14 Quorum. If the Board consists of three (3) members, the presence of two (2) Directors including one (1) TSMC Director and one (1) OmniVision Director, and if the Board consists of five (5) members, the presence of three (3) Directors including at least one (1) TSMC Director and one (1) OmniVision Director, shall constitute a quorum.

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     5.15 Deadlock.
          (a) In the event of a deadlock of either of the Boards on the corporate actions stated in Section 5.12 and on any issue material to the ongoing operation of either of VisEra Cayman or VisEra Taiwan, either Shareholder may request a meeting of the Shareholders with the applicable Board for the purpose of resolving the deadlock. Such request shall be in writing and given to the other Shareholder and the affected entity, and shall specify in reasonable detail the nature of the issue giving rise to the deadlock. Within thirty (30) days from the date of the request, an officer at the senior vice president level or its equivalent, or above, of each of the Shareholders shall meet with the affected Board to discuss the issue or issues that have given rise to the deadlock.
          (b) If the deadlock is not resolved within sixty (60) days of such meeting, then the rights and obligations of the Parties shall be as follows:
          (i) In the event the deadlock has been caused intentionally by a Shareholder without just cause, and the deadlock results in the frustration of the Purposes, then said Shareholder shall be deemed to be in a Material Breach (as defined below) and the provisions of Article 11 shall apply.
          (ii) In the event the deadlock results from a just cause through no fault of any Shareholder, in order to protect the Shareholders’ rights, interests or entitlements pursuant to and under this Amended Agreement and any of the other agreements between the Parties described herein, then the Shareholders shall meet within sixty (60) days of failure to resolve the deadlock to attempt to agree on mutually acceptable terms and conditions to terminate this Amended Agreement and to sell the shares of one Shareholder in VisEra Cayman to the other Shareholder; provided, however, that in the event the Shareholders fail to reach agreement on such terms and conditions within said sixty (60) day period, then both VisEra Cayman and VisEra Taiwan shall be wound up and liquidated in accordance with Article 13; and further provided that neither TSMC nor OmniVision will be under any additional ongoing obligation to provide any technical assistance to VisEra Taiwan during the interim except to the extent such assistance is required to wind down the operations of VisEra Taiwan or as is reasonably required to satisfy any obligations of VisEra Taiwan to third parties.
          (c) For purposes of this Section 5.16, “deadlock” shall mean an inability of the respective Board to reach a decision, with the result that the operations of VisEra Taiwan effectively cease.
     5.16 Director Resignation or Removal.
          (a) If at any time a Director resigns or is removed, the Parties shall cause a special shareholders’ meeting to be called, at which meeting the Shareholder that nominated such Director shall nominate a replacement, and each Shareholder shall vote all appropriate shares held by it for the election of such nominee.
          (b) In the event a Shareholder (the “Initiating Shareholder”) gives written notice to the other Shareholder that the Initiating Shareholder desires to be removed from the Board a Director nominated for such directorship by the Initiating Shareholder, then upon

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delivery of such notice the Shareholders agree that they shall cause a special meeting of Shareholders to be called and held as soon as practicable in order to remove such Director and to elect a successor in the manner provided in Section 5.3.
     5.17 Advisory Committees. TSMC, OmniVision and VisEra Taiwan shall establish a senior management Advisory Committee and an advisory Coordinating Committee, each of which shall meet periodically at least once per calendar year as TSMC and OmniVision may agree upon:
          (a) To advise TSMC and OmniVision, VisEra Cayman, VisEra Taiwan and/or the Boards on extraordinary matters;
          (b) To provide such other advise to the Parties from time to time as may be appropriate; and
          (c) To provide dispute resolution assistance in accordance with Article 14 of this Amended Agreement.
     5.18 Structure and Operation of Advisory Committees.
     It is the intention of the parties that the advisory Committees shall operate in accordance with the following guidelines and procedures.
          (a) General Structure. The Advisory Committee shall, from time-to-time as requested, provide each of VisEra Cayman and VisEra Taiwan advice with respect to extraordinary matters. The Coordinating Committee and other sub-committees may be established by the Advisory Committee with the unanimous concurrence of TSMC, OmniVision and the affected entity from time to time to address specific issues as they may arise. The composition and duties of these advisory committees are set forth below. Legal counsel of the Parties shall be permitted to attend all of the Advisory Committee and the Coordinating Committee meetings.
          (b) Composition and Term of Advisory Committee
     The Advisory Committee shall consist of three members: (i) one TSMC representative; (ii) one OmniVision representative; and (iii) an officer of the affected entity. Each of the members of the Advisory Committee shall serve a one-year term, which can be renewed annually. Each member shall have the right to designate an alternate to attend Committee meetings and to make decisions in his/her absence.
     The Advisory Committee shall select one of its members as chairman. One of the members of the Advisory Committee shall be designated a secretary. The secretary and the chairman shall be from different parties to this Amended Agreement, and the chairmanship shall alternate from one party to the other on an annual basis.
     Each chairman shall serve a one-year term. The chairman shall be responsible for coordinating all sub-projects, if any, and for coordinating the review of any disputes that may be brought before the Advisory Committee pursuant to Section 5.17 of this Amended Agreement.

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     Committees reporting to the Advisory Committee shall include initially the Coordinating Committee.
     The Advisory Committee shall have no authority over the operations of VisEra Taiwan but shall serve in a purely advisory capacity.
     The Advisory Committee shall meet when requested by the parties.
ARTICLE 6. RIGHT OF FIRST OFFER.
     6.1 Except as otherwise provided in this Amended Agreement or upon the mutual agreement of the Shareholders, the Shareholders agree that they shall not sell, give, encumber, pledge or otherwise transfer, assign or dispose of either voluntarily or by operation of law, all or any part of their shares in VisEra Cayman and/or withdraw from VisEra Cayman within the first three (3) years from the date of incorporation of VisEra Taiwan, unless VisEra Cayman has completed an Initial Public Offering in any jurisdiction, at which time this provision shall terminate.
     6.2 The Shareholders agree that they will not sell, give, encumber, pledge or otherwise transfer, assign or dispose of, either voluntarily or by operation of law, all or any part of the stock which either of them now owns or may hereafter acquire in VisEra Cayman without first offering such stock to the other Shareholder as provided herein.
     6.3 After three (3) years from the date of incorporation of VisEra Taiwan:
          (a) If either initial Shareholder desires to withdraw from VisEra Cayman, the withdrawing Shareholder shall first provide the non-withdrawing Shareholder with written notice of its intention to withdraw and shall offer (the “Offer”) its shares to the non-withdrawing Shareholder, whereupon the non-withdrawing Shareholder shall have the irrevocable first right, exercisable within thirty (30) days of the withdrawing Shareholder to so withdraw, to purchase the entire equity interest of the withdrawing Shareholder in VisEra Cayman at a price per share equal to the proportionate Book Value Per Share (in the aggregate, the “Offer Price”). For purposes of this Amended Agreement the “Book Value Per Share” shall mean the book value set forth in VisEra Cayman’s most recent quarterly financial statements, defined in accordance with the ROC Generally Accepted Accounting Principles, divided by the number of shares of common stock of VisEra Cayman on the date of such financial statements.
          (b) Upon receipt of the Notice, the Shareholders shall promptly confer on a date (the “Offer Closing Date”) for closing such transaction (the “Offer Closing”), which in any event shall not be more than thirty (30) days from receipt of Notice.
          (c) At the Offer Closing on the Offer Closing Date, the withdrawing Shareholder shall deliver to the non-withdrawing Shareholder certificates representing all of its shares, duly endorsed and in proper form for transfer, accompanied by all notices, permits, authorizations and other documents required for such transfer under the ROC law or other relevant laws.
          (d) At the Offer Closing on the Offer Closing Date, in consideration of the withdrawing Shareholder’s delivery to the non-withdrawing Shareholder of the shares, the

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non-withdrawing Shareholder shall pay to the withdrawing Shareholder cash in the amount of the Offer Price.
          (e) In the event a Shareholder tenders an offer in accordance with this Section 6.3 and the other Shareholder does not exercise their rights hereunder, then the offering Shareholder shall have the right to solicit an offer in accordance with Sections 6.4 and 6.5; provided, however, that (x) in the event the offering Shareholder makes a good faith attempt to locate a buyer but cannot so find a buyer within ninety (90) days of the non-withdrawing Shareholder’s rejection of the initial offer, or (y) in the event the offering Shareholder finds only a [***] which is interested in making an offer; for purposes of this Section 6.3, a [***] shall be reasonably determined by TSMC; then:
          (i) in the case of “(x)”, the non-withdrawing Shareholder shall be obligated to buy said shares in accordance with Section 6.3; or
          (ii) in the case of “(y)”, the non-withdrawing Party will either agree to waive the restriction of Section 6.5 or else shall be obligated to buy the offering Party’s shares in accordance with Section 6.3.
     6.4 Unsolicited Offer. In the event either Shareholder shall receive an unsolicited offer for any or all of its shares in either of VisEra Cayman (hereinafter in this Section 6 said Shareholder will be referred to as the “Seller”) and shall obtain a bona fide written offer (which offer must be accompanied by a good faith deposit in the form of a certified check equal to at least ten percent (10%) of the purchase price) for such interest, which offer shall set forth the name and address of the prospective and beneficial (if any) purchaser, the number of shares to be purchased, the prospective purchase price, and the other terms and conditions of such offer, the Seller may thereupon sell such shares only upon the following terms and conditions:
          (a) Upon receipt of such written offer which Seller desires to accept, Seller shall send to VisEra Cayman and to the other Stockholder a photocopy of such offer (the “Offer”), together with a photocopy of the accompanying certified check, whereupon the other Shareholder shall have the option to purchase (which option shall be exercised by written notice given to the Seller and VisEra Cayman within sixty (60) days after such notification), all (but not less than all) of the shares offered to be sold by the Seller for the same aggregate price and on the same terms and conditions (except that the closing shall be held at a mutually agreeable place and time within thirty (30) days after the expiration of the option period as defined above) as contained in the Offer.
          (b) If, at the end of such time periods as specified herein, the rights under this Article 6 to purchase all of the shares offered to be sold have not been exercised, then the consent of the other Shareholder is deemed to have been given and then, for those shares Seller shall be permitted to accept the Offer within sixty (60) days thereafter for the price and according to the terms and conditions set forth in the Offer; provided however, that the party to whom such shares are to be sold shall first agree to be bound by the provisions of this Article 6.
          (c) In the event shares are to be sold to a third party pursuant to this Section 6.4, and as a condition precedent to any such transaction, the Shareholders agree that the

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Seller shall first obtain from the third party its written consent to be bound by the terms and conditions of this Amended Agreement upon the transfer of said shares.
     6.5 Limitation on Sale.
          (a) In consideration for entering into this Amended Agreement, the Shareholders agree that they shall not at any time, transfer any part or all of their shares in VisEra Cayman to any [***] without the prior written approval of all of the TSMC Directors then holding office. For purposes of this Section 6.4, a [***] shall be reasonably determined by TSMC.
          (b) In consideration for entering into this Amended Agreement, the Parties agree that they shall not at any time, transfer any part or all of their shares in VisEra Cayman to any entity or company which is a competitor of OmniVision or its affiliates without prior approval of all of the OmniVision Directors then holding office. For purposes of this Section, a “competitor of OmniVision or its affiliates” shall be reasonably determined by OmniVision.
ARTICLE 7. OPTION TO PURCHASE.
     7.1 Option Grant. Subject to the occurrence and within sixty (60) days of a Triggering Event (as defined in Section 7.4), either TSMC or OmniVision, as the case may be (the “Granted Shareholder”), shall have an exclusive, irrevocable right and option (the “Option”) to require the other Shareholder (the “Granting Shareholder”) to sell to the Granted Shareholder such number of the Granting Shareholder’s shares in VisEra Cayman as shall enable the Granted Shareholder to obtain an equity interest in VisEra Cayman of fifty-one percent (51%) of the total issued and outstanding shares of VisEra Cayman in accordance with the terms and conditions of this Amended Agreement; provided, however, that this Article 7 shall terminate after VisEra Cayman has completed an Initial Public Offering in any jurisdiction.
     7.2 Exercise of the Option. Should the Granted Shareholder desire to exercise either of the Options set forth in Section 7.1 the Granted Shareholder shall give the Granting Shareholder thirty (30) days written notice (the “Notice”) of its intent to exercise its option, stating the number of shares to be acquired, and shall also state its reasons for the exercise. Delivery of the Notice shall constitute an irrevocable exercise of the Option. Upon receipt of the Notice the Granting Shareholder shall promptly confer on a date (the “Option Closing Date”) for closing such transaction (the “Option Closing”). In the event the Shareholders are unable to agree on the Option Closing Date, such Option Closing Date shall be sixty (60) days from the date of Notice (or the next subsequent business day, if such sixtieth day is not a business day).
     7.3 Option Price. In the event of the exercise of the Option by either Shareholder under this Article 7, the Shareholders agree that the purchase price per share (the “Purchase Price”) shall be the higher of (a) the Book Value Per Share (as defined in Section 6.3(a)) or (b) the original purchase price multiplying by the Option Premium, where the “Option Premium” equals (1 + 0.02) to the nth power, and n equals the number of years (expressed as a decimal rounded to the nearest .xx after the decimal point of a year based on a 365-day year) from the date on which the shares of VisEra Cayman purchased by the Granting

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Shareholder were fully paid; provided, however, that if such shares were fully paid on more than one dates, then the Option Premium shall be the weighted average of (1 + 0.02), whichever applies, to the nth power for all such dates. For purposes of determining the weighted average, the results of each (1 + 0.02) to the nth power calculation shall be weighted by the number of shares paid for by the grating Shareholder on that date as a percentage of the total number of shares owned by the grating Shareholder as of the date of Notice.
     7.4 Triggering Events. For the purpose of this Article 7, a “Triggering Event” shall be the event, action or failure to act, as set forth in Sections 8.6(j) and 11.1(b).
     7.5 Delivery. At the Option Closing on the Option Closing Date, the Granting Shareholder shall deliver to the Granted Shareholder certificates representing the shares to be sold pursuant to this Article 7, duly endorsed, and accompanied by all notices, permits, authorizations and other documents required for such transfer under the ROC law.
     7.6 Payment. At the Option Closing on the Option Closing Date, in consideration of Granting Shareholder’s delivery to Granted Shareholder of such shares, Granted Shareholder shall pay to Granting Shareholder cash in the amount of the Purchase Price.
     7.7 Nonperformance. Except as otherwise provided in this Amended Agreement, in the event that the Granted Shareholder provides Notice, as required herein, to exercise its option under this Article 7, and the Granting Shareholder fails to sell to the Granted Shareholder any or all of its shares of VisEra Cayman, then, in the event a court of competent jurisdiction upholds the validity of Granted Shareholder’s exercise (should the Granting Shareholder challenge said exercise) and, in the event the Granted Shareholder cannot obtain specific performance, the Granting Shareholder shall pay the Granted Shareholder liquidated damages in the amount of the greater of: (a) five (5) times the proportionate Book Value of shares issued but not sold by the Granting Shareholder to the Granted Shareholder at the time Notice is provided; or (b) 10 x (total issue price of shares not sold) x (the Option Premium, as defined in Section 7.3); provided, however, in addition to liquidated damages, if any, VisEra Cayman shall be forthwith wound up if the Granted Shareholder is prevented by the Granting Shareholder from obtaining the fifty-one percent (51%) equity interest pursuant to this Article 7. Nothing in this Article 7 shall preclude the Granted Shareholder from seeking and receiving any other legal or equitable remedies.
     7.8 Rights Additional to the Right of First Offer. The rights and privileges granted to the Granted Shareholder under this Article 7 are in addition to and independent of the Right of First Offer under Article 6 and do not place any limitation or restriction on the Granted Shareholder’s ability to exercise such right. In the event the Granting Shareholder exercises its rights under this Article 7, the Granted Shareholder shall first have the right to exercise its Options under Section 7.1. Any additional shares in excess of the amount purchased by the Granted Shareholder under the Option shall then be subject to the procedures set forth in Article 6.
     7.9 Assumption. As part of the consideration paid for the Granting Shareholder’s interest under this Article 7, the Granted Shareholder shall deliver to the Granting Shareholder a written assumption of the Granting Shareholder’s percentage of the shares of the debts and liabilities of VisEra Cayman equivalent to the equity percentage of the shares

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being sold to the Granted Shareholder; provided, however, the Granting Shareholder shall remain fully liable for all debts and liabilities caused or incurred by its negligence, intentional or wrongful acts or omissions, or incurred by the Granting Shareholder in violation of this Amended Agreement, and shall indemnify each of VisEra Cayman and VisEra Taiwan and the Granted Shareholder against all such debts and liabilities immediately on demand.
     7.10 Escrow. In the event that either TSMC or OmniVision challenges the validity of the exercise of the Option, the non-exercising Shareholder shall place the shares in dispute in escrow with the law firm of Lee and Li, Taipei, Taiwan, during such challenge.
ARTICLE 8. COVENANTS.
     8.1 OmniVision’s Commitments.
          (a) Commitment to TSMC. OmniVision has entered into a [***] with TSMC [***], substantially in the form set forth on Exhibit B attached hereto, under which OmniVision and its affiliates shall [***] to TSMC (i) a minimum of [***] of all of their [***] requirement [***] during Phase I; and (ii) a minimum of [***] of all of their [***] requirement [***] during Phase II and Phase III (up to the term specified in the [***]); provided however, that TSMC shall fulfill its commitments, guarantees and obligations under Section 8.2(a)(i) — (iii). Notwithstanding the [***] provided in Section 8.2, OmniVision shall have the right [***]. TSMC and OmniVision shall immediately meet and confer regarding such [***] request, and shall use their best efforts to agree upon [***], consistent with the principle that both Parties have business related margin requirements. Should such meetings fail to produce agreement within a reasonable time, OmniVision has the right to seek the [***] (as that term is defined in the [***]) by a third party; provided, however, that prior to placing any [***] from such third parties, OmniVision shall, subject to restrictions under any confidential agreement or arrangement with such third parties, give TSMC a “last look” by informing TSMC of such [***] and giving TSMC an opportunity to match. Notwithstanding the technology guarantees provided in Section 8.2, OmniVision shall have the right [***]. TSMC and OmniVision shall immediately meet and confer regarding such [***] request, and shall use their best efforts to agree upon the [***]. Should such meetings fail to produce agreement within a reasonable time, OmniVision has the right to seek the [***] (as that term is defined in the [***]) by a third party; provided, however, that prior to placing any [***] from such third parties, OmniVision shall, subject to restrictions under any confidential agreement or arrangement with such third parties, give TSMC a “last look” by sharing with TSMC OmniVision’s knowledge about such third party’s [***] and giving TSMC an opportunity to match.
          (b) Commitment to VisEra.
          (i) OmniVision shall enter into a [***] with VisEra Taiwan, with terms and conditions to be negotiated between OmniVision and VisEra Taiwan, under which OmniVision shall [***] a minimum of [***] of its [***] activities to VisEra Taiwan; provided, however, that VisEra Taiwan shall fulfill its commitments, guarantees and obligations under this Amended Agreement and [***]. Notwithstanding the foregoing, OmniVision shall have the right to request [***] from VisEra Taiwan. VisEra Taiwan and OmniVision shall immediately meet and confer regarding such [***] request, and shall use their best efforts to agree upon [***].

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Should such meetings fail to produce agreement within a reasonable time, OmniVision has the right to engage a third party for the [***] activities under the [***].
          (ii) Under the Phase III Transaction, OmniVision shall cause the transfer of either (x) the capital stock of [***] to VisEra Cayman, or (y) the assets consisting principally of the facilities of [***] and the right to use the land for such facilities as set forth on Schedule 8.1(b)(ii) attached here to (collectively, the “[***]”) and an aggregate of [***] to either of VisEra Taiwan, or VisEra Cayman as appropriate, provided that the consideration set forth in Section 8.4(b) and (d) is paid in full. The Parties acknowledge and agree that no other assets of [***] are included in the foregoing consideration.
          (c) Prior to the Phase III Closing, OmniVision shall make proper arrangements with [***] authorities to satisfy the registered capital commitment of [***].
          (d) Except as set forth in Sections 3.1, 3.2(c) and (g) and 3.6(c), neither TSMC nor OmniVision are required to make any further investment in either of VisEra Cayman or VisEra Taiwan or [***]. However, in the event OmniVision or TSMC shall be required to make further capital contributions in [***], including without limitation contributions made pursuant to any arrangements between OmniVision and [***] authorities to satisfy the registered capital commitment of [***], TSMC and OmniVision shall negotiate in good faith to account for such contributions by either Shareholder, including without limitation the making of comparable contributions in cash or in kind by the other Shareholder, in order to maintain the Ownership Ratio.
     8.2 TSMC’s Commitments.
          (a) Commitment to OmniVision and Its Affiliates.
          (i) TSMC guarantees to fulfill the [***] requirements of OmniVision and its affiliates described in Section 8.1, and as set forth in more detail in the [***].
          (ii) TSMC hereby guarantees [***]
     (1) [***]
     (2) [***]
     (3) [***]
     (4) [***]
          (iii) Upon a commercially reasonable request of OmniVision, TSMC agrees to provide OmniVision with TSMC’s commercially competitive [***].
          (b) Commitment to VisEra.

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          (i) TSMC shall enter into an [***] with VisEra Taiwan, with terms and conditions to be negotiated between TSMC and VisEra Taiwan, as soon as practicable after the incorporation of VisEra Taiwan, under which agreement TSMC will provide VisEra Taiwan with [***] to assist VisEra Taiwan to establish its [***].
          (ii) At set forth in Section 3.6 and upon the commencement of Phase III, respectively, and subject to the consideration paid in accordance with Section 8.4(a), TSMC shall sell and transfer to VisEra Cayman TSMC’s [***]
     8.3 TSMC’s Operation of [***] Business.
          (a) Subject to the terms and conditions set forth in Section 8.3 (b) and (c), during the Term, TSMC acknowledges and agrees that it will not operate directly or indirectly any [***] business in competition with VisEra Taiwan. TSMC represents that it has notified its current customers, since October 29, 2003, and shall use its best commercial efforts to transfer its current customers, and refer future customers, [***], to VisEra Taiwan as soon as practicable after the commencement of Phase II.
          (b) In the event that a TSMC customer rejects such transfer effort by TSMC, and the rejection would result in the loss of [***] business of such customer to TSMC, TSMC shall have the option to provide that customer the [***] services upon notification to and discussion with VisEra Taiwan.
          (c) In the event that TSMC provides [***] service to those customers who do not accept the transfer of service to VisEra Taiwan and that there is any profit accrued from TSMC’s [***] services to such customers, TSMC shall transfer such profit to either of VisEra Cayman or VisEra Taiwan, in a form best suited, at VisEra Cayman’s discretion, for the Purpose. In the event the transfer of such profit to is prohibited for any reasons including but not limited to the ROC law, such reasons not attributable to TSMC, TSMC agrees to compensate or credit VisEra Taiwan by other commercially applicable alternatives reasonably acceptable to each of VisEra Cayman and VisEra Taiwan.
     8.4 VISERA’s Commitments.
          (a) VisEra Cayman shall pay TSMC U.S. Dollars eight million (US$8,000,000) during Phase II and VisEra Cayman shall pay U.S. Dollars eight million one hundred thousand (US$8,100,000) during Phase III to purchase TSMC’s [***] equipment.
          (b) VisEra Cayman shall acquire an aggregate of [***] for a value of U.S. Dollars six million (US$7,500,000) from OmniVision and/or its affiliates under the Phase III Transaction.
          (c) VisEra Cayman shall acquire the [***] and compensate OmniVision for certain [***] start-up costs, for an aggregate value of U.S. Dollar eleven million five hundred thousand (US$11,500,000) under the Phase III Transaction.
          (d) In the event additional assets (for example, additional [***]) are sold or otherwise transferred to either of VisEra Taiwan or VisEra Cayman, the value of such assets sold or otherwise transferred shall be the fair market value determined by the Board, but in no event shall such value be less than the original cost of such assets to the transferor.

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          (e) During Phase I, VisEra Taiwan will provide to its customers [***] services through subcontracting the work with TSMC, [***] services through subcontracting with other vendors approved by TSMC and OmniVision, and testing services through subcontracting with [***].
     8.5 Technology and Patent Licenses. TSMC and OmniVision have each granted to VisEra Taiwan a [***] under certain [***] technology and related patents and technical information, under certain agreements. OmniVision shall also cause [***] to provide VisEra Taiwan with [***] under the foregoing agreement between OmniVision and VisEra Taiwan. The consideration for the [***] granted by TSMC to VisEra Taiwan was agreed to be [***] during Phase I and shall be [***] during Phase II, and the consideration for the [***] granted by OmniVision to VisEra Taiwan was agreed to be [***] during Phase I and shall be [***] during Phase II.
     8.6 Hua Wei Shanghai. OmniVision represents, warrants, and covenants as follows with respect to Hua Wei Shanghai that, except as otherwise expressed below, as of the Effective Date and prior to the Phase III Closing:
          (a) The legal name of Hua Wei Shanghai is: (in Chinese) and Hua Wei Semiconductor (Shanghai) Co., Ltd. (in English).
          (b) Hua Wei Shanghai is duly organized, incorporated and registered in accordance with all applicable laws and regulations of [***], with an address at 111 Ronghua Road, Songjiang Export Processing Zone, Shanghai, China.
          (c) The sole shareholder of Hua Wei Shanghai is, and shall remain, a wholly owned subsidiary of Hua Wei Cayman.
          (d) All information and documents provided to TSMC as requested by TSMC during its due diligence investigations and requests were complete, accurate, and true and did not omit any material fact and fairly present in all material respects the corporate structure, business, debt and obligation of Hua Wei Shanghai.
          (e) Hua Wei Shanghai shall be continuously organized, registered, maintained, operated and managed in strict compliance with all applicable local, provincial, and state laws, rules, regulations, ordinance and statutes of the [***].
          (f) Hua Wei Shanghai shall not engage in any activities, enter into any contracts, incur any indebtedness, or conduct any business that will substantially adversely affect Hua Wei Shanghai’s financial conditions. Furthermore, prior to the Phase III Closing Date, Hua Wei Shanghai shall not enter into any new contractual commitment not existing as of the Effective Date in excess of U.S. Dollars one million (U.S.$1,000,000) without prior written consent from TSMC and OmniVision, such consent not to be unreasonably withheld or delayed.
          (g) OmniVision shall cause Hua Wei Shanghai to keep complete and accurate books and records of its operations, including all contracts, obligations and liens.
          (h) Upon a joint written request from TSMC and VisEra Cayman, OmniVision shall cause Hua Wei Shanghai to permit TSMC’s auditor to examine, during
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normal business hours, relevant records and documents of Hua Wei Shanghai to assure Hua Wei Shanghai’s compliance with provisions stated in this Section 8.6. Such audit shall be limited to an audit of relevant records and documents only. OmniVision shall cause Hua Wei Shanghai to provide full cooperation in such audit, including, but not limited to, providing sufficient time for such examination and convenient access to relevant records and documents. Except as otherwise agreed by OmniVision and Hua Wei Shanghai, the foregoing audit shall be allowed only on a once-per-year basis.
          (i) OmniVision shall cause Hua Wei Shanghai to transfer the [***] and to provide VisEra Taiwan with technical assistance as set forth in Sec. 8.5.
          (j) Governmental Approvals.
          (i) Each of OmniVision, TSMC, VisEra Taiwan, VisEra Cayman and Hua Wei Shanghai shall use its commercially reasonable efforts to obtain, with good faith and reasonable cooperation from the other Parties, all governmental approvals requisite for the transactions contemplated by this Amended Agreement and the operation of VisEra Cayman during Phase III.
          (ii) In the event that ROC law requires that either OmniVision or TSMC to own an equity interest of fifty-one percent (51%) in either of VisEra Cayman or VisEra Taiwan for the purpose of obtaining the Approval, such an event shall be deemed a Triggering Event for the purpose of Article 7; provided, however, that the Shareholder required to own such majority interest in either of VisEra Cayman or VisEra Taiwan shall give the other Shareholder sufficient prior written notice of such requirement in order for the Shareholders to seek any applicable remedy including a waiver for such requirement, or to find some other mutually acceptable solution.
     8.7 Maintenance of Shareholding.
          (a) Except as otherwise provided in Section 6.1, OmniVision’s shareholding in VisEra Cayman will decrease to 25% during a three-year period after the completion of an Initial Public Offering in any jurisdiction.
          (b) OmniVision undertakes to maintain a shareholding in VisEra Cayman of a minimum of 25% for a period of at least five (5) years commencing from the date of incorporation of VisEra Taiwan.
          (c) TSMC shall maintain shareholding in VisEra Cayman of a minimum of 25% for a period of at least five (5) years commencing from the date of incorporation of VisEra Taiwan.
     8.8 Audit.
          (a) Throughout the Term, TSMC, OmniVision, VisEra Taiwan and VisEra Cayman shall each maintain and keep relevant records and all relevant documents in accordance with the generally accepted accounting principles and in sufficient detail to permit the determination of the satisfaction of the following obligations of the Parties:
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          (i) OmniVision and Hua Wei Shanghai shall have performed their obligations under Sections 8.1, 8.5 and 8.6;
          (ii) TSMC shall perform its obligations under Sections 8.2, 8.3 and 8.5; and
          (iii) VisEra Taiwan and VisEra Cayman their obligations under Sections 8.4 and 8.5.
          (b) Upon a Party’s written request for an audit, the audited Party shall permit auditors designated by the requesting Party to examine, during ordinary business hours, relevant records and documents for the purposes of the audit. Such audit shall be limited to an audit of relevant records and documents only. The audited Party shall provide full cooperation in such audit, including, but not limited to, providing sufficient time for such examination and convenient access to relevant records and documents.
          (c) Except as otherwise agreed to by the requesting Party and the audited Party, the foregoing audit shall be allowed only on a once-per-year basis.
     8.9 Shareholders Freedom to Conduct Business Without Restriction. Except as expressly provided in this Amended Agreement or other agreements between or among the Parties, nothing contained herein or therein shall be deemed or construed to limit or restrict in any way the freedom of any Shareholder or any affiliates thereof to conduct or engage in any business activity whatsoever for its own account without regard to the business of either of VisEra Cayman or VisEra Taiwan.
ARTICLE 9.     CONFIDENTIALITY.
     9.1 Confidential Information. The terms and conditions of the existing Non-Disclosure Agreement by and between the Shareholders are incorporated herein by this reference as if set forth at length; further, VisEra Taiwan and VisEra Cayman hereby agree to be bound by said Non-Disclosure Agreement as if made a party thereto.
     9.2 Treatment of Extremely Confidential Information. The Shareholders will each contribute extremely confidential information to the other and to VisEra Taiwan and VisEra Cayman during the performance of their obligations under this Amended Agreement. With respect to TSMC, such information comprises TSMC’s process information; with respect to OmniVision, such information comprises its [***] technology and architecture, [***], and automated final testing processes (all of which are hereinafter referred to as “Extremely Confidential Information”). The Parties hereby agree to keep confidential, and not disclose to any third party without the prior written consent of the originating Party, any Extremely Confidential Information they receive through the course of the business to be conducted pursuant to this Amended Agreement. Each Party agrees to do the following with respect to any such Extremely Confidential Information: (i) exercise the same degree of care to safeguard the confidentiality of, and prevent the unauthorized use of, such information as that party exercises to safeguard the confidentiality of its own similar type of Extremely Confidential Information; (ii) restrict disclosure of such information to those of its employees and agents who have a “need to know” and, with prior written approval of the disclosing party, those of its third party contractors who have a “need to know,” and (iii) instruct, require and obtain the written agreement of such employees, agents and subcontractors to
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maintain the confidentiality of such information and not to use such Confidential Information except as expressly permitted. Each Party further agrees not to remove or destroy any proprietary or confidential legends or markings placed upon any documentation or other materials.
     9.3 Disclosure. Notwithstanding Sections 9.1 and 9.2, each Party may disclose this Amended Agreement and the Exhibits: (a) to its legal and financial advisers on a need-to-know basis; (b) to third-party financing sources on a need-to-know basis and subject to a non-disclosure agreement; (c) to the extent necessary to comply with applicable laws or regulations, including, but not limited to any rule , regulation or policy statement of any national securities exchange, market or automated quotation system on which either of the Party’s securities are listed or quoted; and (d) to governmental authorities as required by law, provided that the party required to make such disclosure shall, if possible, provide to the Parties prior notice and an opportunity to reasonably contest such disclosure or seek a protective order or other appropriate remedy prior to such disclosure.
ARTICLE 10.     COVENANT NOT TO COMPETE.
     10.1 OmniVision.
          (a) Except as otherwise provided in this Amended Agreement, OmniVision shall ensure that OmniVision and its affiliates, during the Term and within twelve (12) months after the cancellation or termination of this Amended Agreement, shall not engage in any business, either on its (their) own behalf or for the behalf of a third party, nor shall it (they) enter into any agreement or direct or indirect arrangement, that will directly compete with the operating business of VisEra Taiwan.
          (b) Notwithstanding the foregoing, the Parties agree that Section 10.1(a) shall not apply to either: (i) any activities of OmniVision strictly for its own account; or (ii) any arm’s length transaction with an unrelated third party (A) into which OmniVision is consolidated or merged, or (B) which acquires all or substantially all of the assets of OmniVision, subsequent to the Effective Date; provided however, that in the event of the occurrence of either subsections (b)(ii)(A) or (B), the Parties agree that if after consultation among the Parties, TSMC and or VisEra Cayman determine that the resulting company or activity will be detrimental to the ongoing activities of VisEra Taiwan then OmniVision and/or any affiliate shall sell its entire equity holding(s) in VisEra Cayman to TSMC pursuant to Article 6 of this Amended Agreement, and further provided, in the event that OmniVision sells its equity interest(s) to TSMC hereunder, then OmniVision shall have the right to terminate this Amended Agreement or any or all of the other agreements then in force and effect with the other Parties.
     10.2 Except as otherwise provided in this Amended Agreement, TSMC shall ensure that TSMC and its affiliates, during the Term and within twelve (12) months after the cancellation or termination of this Amended Agreement, shall not engage in any business, either on its (their) own behalf or for the behalf of a third party, nor shall it (they) enter into any agreement or direct or indirect arrangement, that will directly compete with the operating business of VisEra Taiwan.
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     10.3 Each Party agrees that it and its affiliates will not, during the Term, solicit for employment as an employee, officer, agent, consultant, advisor, or in any other capacity whatsoever, any individual employed by the other Party or Parties in a technical capacity, who is at the time of such solicitation, or within six (6) months of such time was, involved directly or indirectly in positions associated with the subject matter of this Amended Agreement. As used herein, “solicit” means contact or communicate in any manner whatsoever, including, but not limited to, contacts or communications by or through intermediaries, agents, contractors, representatives, or other parties, provided, however, that nothing herein shall be construed to prohibit the Parties from (a) placing advertisements for employment which are aimed at the public at large in any newspaper, trade magazine, or other periodical in general circulation, or (b) responding to any unsolicited inquiry by an employee concerning employment.
     10.4 Each of VisEra Cayman and VisEra Taiwan shall adopt appropriate measures to ensure that its employees will not solicit the employees, officers, agents, consultants, advisors or customers of VisEra Taiwan for a period of one (1) year after the termination of employment with the respective VisEra entity.
ARTICLE 11. MATERIAL BREACH AND REMEDIES.
     11.1 Definition of “Breach” and “Material Breach".
          (a) For purposes of this Amended Agreement, a “breach” shall mean a failure to comply with any terms or conditions of this Amended Agreement, whether by reason of negligence or willful, intentional or reckless conduct of acts or omissions. Any breach by TSMC, OmniVision, VisEra Cayman and/or VisEra Taiwan that, in itself or in combination with other actions or omissions of another Party, substantially impairs the operations of VisEra Taiwan, or directly and proximately causes the frustration of the Purposes, or makes it impossible for any Party to comply with the terms and conditions of this Amended Agreement, shall be deemed a “Material Breach”. By way of example, a breach of any of Sections 1.1, 3.2, 3.3, 3.6, 3.9, 3.10, 5.3, 5.5, 5.12, 5.15 and 5.16, and Articles 6 — 10 and 12, shall be deemed a Material Breach.
          (b) A Material Breach shall also exist in the event that:
          (i) A Shareholder causes either of VisEra Cayman or VisEra Taiwan to materially breach its obligations under an agreement with a Shareholder; or
          (ii) A Shareholder intentionally causes either of VisEra Cayman or VisEra Taiwan to experience financial difficulties of either (x) an accumulated loss in the third (3rd) fiscal year following the year of incorporation of VisEra Taiwan or (y) pre-tax losses for any three (3) consecutive fiscal quarters after the first two years from the year of incorporation of VisEra Taiwan.
     A Material Breach in Section 11.1(b)(i) or (ii) shall be deemed a Triggering Event under which the non-breaching Shareholder shall have the right to exercise the Option set forth under Article 7.
     11.2 Ramifications of a Material Breach by TSMC or OmniVision. Except as otherwise provided in this Article 11, as between TSMC and OmniVision, in the event that
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either TSMC or OmniVision commits a Material Breach that has not been remedied within ninety (90) days after written notice thereof to the breaching Shareholder given by the non-breaching Shareholder, then:
          (a) The non-breaching Shareholder shall have the right, upon written notification to the breaching Shareholder, to require the breaching Shareholder to sell and transfer all or any shares held by it to the non-breaching Shareholder at a price per share equal to the original purchase price, such sale to occur within ten (10) days of such notification.
          (b) The non-breaching Shareholder shall have the right to terminate this Amended Agreement with respect to the breaching Shareholder and be entitled to pursue other remedies available to it at law or in equity against the breaching Shareholder.
          (c) The rights and obligations of the non-breaching Shareholder and each of VisEra Cayman and VisEra Taiwan with respect to each other under this Amended Agreement and any other agreements between the two Shareholders shall continue and subsist to the extent possible, unless the two Shareholders otherwise agree upon, including without limitation winding up either of VisEra Cayman or VisEra Taiwan.
     11.3 Material Breach by either of VisEra Cayman or VisEra Taiwan. Except as otherwise provided in this Article 11, in the event that either of VisEra Cayman or VisEra Taiwan in and by itself commits a Material Breach that has not been remedied within ninety (90) days after written notice thereof to either of VisEra Cayman or VisEra Taiwan, as applicable, given by either TSMC or OmniVision (with a copy of the notice sent to the other non-breaching Party), then:
          (a) Either non-breaching Party shall have the right to terminate this Amended Agreement with respect to each of VisEra Cayman and VisEra Taiwan and be entitled to pursue other remedies available to it at law or in equity against either of VisEra Cayman or VisEra Taiwan.
          (b) The rights and obligations of TSMC and OmniVision with respect to each other under this Amended Agreement and any other agreements between TSMC and OmniVision shall continue and subsist to the extent possible, unless TSMC and OmniVision otherwise agree upon, including without limitation winding up either of VisEra Cayman or VisEra Taiwan, taking over the management of either of VisEra Cayman or VisEra Taiwan, or entering into a new agreement or arrangement with respect to either of VisEra Cayman or VisEra Taiwan.
     11.4 Material Breach by either of VisEra Cayman or VisEra Taiwan Caused by a Shareholder. Except as otherwise provided in this Article 11, in the event that either TSMC or OmniVision causes either of VisEra Cayman or VisEra Taiwan to commit a Material Breach that has not been remedied within ninety (90) days after written notice thereof to VisEra Taiwan and the Shareholder causing the breach by the non-breaching Shareholder, then
          (a) The non-breaching Shareholder shall have the right, upon written notification to the Shareholder causing the breach, to require the Shareholder causing the breach to sell and transfer all or any shares held by it to the non-breaching Shareholder at a
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price per share equal to the original purchase price, such sale to occur within ten (10) days of such notification.
          (b) The non-breaching Shareholder shall have the right to terminate this Amended Agreement and be entitled to pursue other remedies available to it at law or in equity against any or all of VisEra Cayman, VisEra Taiwan and the Shareholder causing the breach.
ARTICLE 12. REPRESENTATIONS AND WARRANTIES.
     12.1 Corporate Standing. Each of TSMC and OmniVision represents and warrants to the other Shareholder that:
          (a) it is a corporation duly incorporated, validly existing, and in good standing under the law of the jurisdiction of it incorporation, and has full corporate power and authority to execute this Amended Agreement and to perform all obligation hereunder; and
          (b) approval of this JV and respective investment by its board of directors, and the execution, delivery and performance of this Amended Agreement by each will have been duly authorized by all necessary corporate proceedings on the part of it and this Amended Agreement will constitute the valid and legally binding obligations of it enforceable in accordance with the terms; except to the extent limited by bankruptcy or similar laws affecting creditors rights generally, or by general equitable principles.
     12.2 Investment Intention. Each Shareholder represents and warrants that it is acquiring the securities for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. Each Shareholder represents that, except for otherwise permitted by this Amended Agreement, it has no agreement, contract, arrangement or undertaking with any person or entity to sell, transfer, or grant any rights in any of the securities.
     12.3 TSMC and OmniVision agree that neither Shareholder shall cause the other Shareholder or either of VisEra Cayman or VisEra Taiwan to be in violation of their respective home country laws. Neither of VisEra Cayman or VisEra Taiwan, their officers, employees or agents will participate in or provide any information in furtherance of any boycott in violation of U.S. law or offer to pay or receive any bribe to/from any individual or corporation. When other individuals or organizations are required to participate in programs of either of VisEra Cayman or VisEra Taiwan, they shall be compensated fairly based on the task performed. In no circumstances are public servants or other holders of public offices to be offered or paid any bribe or other benefits, directly or indirectly. No contribution in any way related to either of VisEra Cayman or VisEra Taiwan will be made to candidates for public offices or to political parties or other political organizations, regardless of whether such contributions are permitted by local laws.
ARTICLE 13. TERM AND TERMINATION.
     13.1 Effective Date. The “Effective Date” of this Amended Agreement shall be the date of execution of the Amended Agreement by a duly authorized representative of each of TSMC and OmniVision.
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     13.2 Term and Expiration.
          (a) This Amended Agreement shall come into force on the Effective Date and remain in effect until [***], unless it is terminated earlier by written agreement between TSMC and OmniVision or in accordance with the terms and conditions of this Amended Agreement. At the end of the initial term, this Amended Agreement shall automatically be extended for additional terms of [***] years each, unless it is earlier terminated (i) by written agreement between TSMC and OmniVision; (ii) in accordance with the terms and conditions of this Amended Agreement; or (iii) by either TSMC or OmniVision with written notice to the other Parties twenty-four (24) months before the end of any such additional term. The “Term” shall mean collectively the initial term and all the additional terms.
          (b) Upon the termination of the Term, the future relationship of the Parities, as well as each of VisEra Cayman and VisEra Taiwan’s existence, shall be determined by such other terms and conditions to which the Parties shall agree, provided, however, in the event the Parties shall not agree, the Parties shall take such steps as are necessary to cause either or both of VisEra Cayman or VisEra Taiwan to be wound up as soon as practical thereafter, in accordance with the Articles.
     13.3 Termination. This Amended Agreement shall be terminated automatically and each of VisEra Cayman and VisEra Taiwan shall be dissolved upon the occurrence of any of the following events of or pertaining to either of VisEra Cayman or VisEra Taiwan:
          (a) liquidation, bankruptcy or insolvency; or
          (b) termination of business by a final decision at a shareholders meeting; or
          (c) the appointment of any trustee, receiver or liquidator for substantially all of the assets of the business of either of VisEra Cayman or VisEra Taiwan; or
          (d) the attachment, sequestration, execution or seizure of substantially all of the assets of either of VisEra Cayman or VisEra Taiwan, which attachment, sequestration, execution or seizure is not vacated within thirty (30) days from the institution thereof; or
          (e) judicial, governmental or any sale other than a voluntary sale of substantially all of the assets of either of VisEra Cayman or VisEra Taiwan by its respective Boards of Directors; or
          (f) in accordance with any other terms and conditions of this Amended Agreement.
     13.4 Termination for Material Breach. TSMC or OmniVision may in the event of a Material Breach terminate this Amended Agreement in accordance with the provisions of Article 11.
     13.5 Termination and Dissolution. In the event this Amended Agreement is terminated by written agreement of TSMC and OmniVision, VisEra Taiwan may acquire the licenses granted under Section 8.5, and the future relationship between TSMC and OmniVision as well as either of VisEra Cayman or VisEra Taiwan’s existence shall be determined by such other terms and conditions to which TSMC and OmniVision shall agree;
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provided, however, that, in the event TSMC and OmniVision are unable to reach agreement, TSMC and OmniVision shall take all steps as are necessary to cause either or both of VisEra Cayman and VisEra Taiwan to be wound up as soon as practicable thereafter.
     13.6 Winding Up either of VisEra Cayman or VisEra Taiwan. In the event that:
          (a) all or material portions of the assets or properties of either of VisEra Cayman or VisEra Taiwan or those assets of one of the Parties which are under the control of either of VisEra Cayman or VisEra Taiwan including but not limited to the patents, trade secrets, trademarks, copyrights or mask work rights of TSMC or OmniVision are expropriated, requisitioned for use, infringed or made inoperative or unavailable for normal use by government action; or
          (b) the government of the ROC [***], or any other governmental entity, including any courts of such government or governmental entity, for any reason shall directly prohibit or indirectly effectively prevent VisEra Taiwan from conducting operations essentially as contemplated herein, then either TSMC or OmniVision shall have the right with thirty (30) days prior written notice to terminate this Amended Agreement and require either of VisEra Cayman or VisEra Taiwan to be wound up. TSMC and OmniVision shall cause either of VisEra Cayman or VisEra Taiwan to take immediate steps to reduce expenditures to a minimum and to bring its operations to a close as quickly and efficiently as possible so that either of VisEra Cayman or VisEra Taiwan may as soon as practicable be wound up.
     13.7 Liquidation of either of VisEra Cayman or VisEra Taiwan. In the event that either of VisEra Cayman or VisEra Taiwan is liquidated, and in the absence of agreement by the Parties to the contrary, the liquidator shall observe the following principles to the extent permitted by the ROC [***] laws, whichever may be the case:
          (a) The business and affairs of either of VisEra Cayman or VisEra Taiwan shall terminate and be wound up as promptly as orderly business practice permit.
          (b) The Technology Transfer Agreement of TSMC and OmniVision and all rights, privileges, and licenses hereunder shall terminate immediately and shall be returned to the requesting Party, and at no time will they be considered to be assets of either of VisEra Cayman or VisEra Taiwan, and they may not be levied upon by any Party, or otherwise be used as collateral or security by either of VisEra Cayman or VisEra Taiwan or any other party.
          (c) A full inventory and account of the asset, liabilities and transactions of either of VisEra Cayman or VisEra Taiwan shall promptly be taken and a balance sheet prepared as of date of liquidation.
          (d) Subject to the rights of secured parties, if any, the assets of each of VisEra Cayman and VisEra Taiwan shall be disassemble and liquidated as promptly as is consistent with obtaining fair market value of such assets; provided, however, that, subject to the ROC [***] laws, whichever my be the case, a Party may purchase any assets upon agreement with the other Parties.
          (e) Subject to the applicable ROC [***] laws, proceeds of such liquidation shall be applied in the following order:
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          (i) First, to the payment of debts and liabilities of either of VisEra Cayman or VisEra Taiwan to third parties, and then to the payment and debts and liabilities of either of VisEra Cayman or VisEra Taiwan to the Parties, if any, then
          (ii) The surplus, if any, to be paid to each Shareholder pro rata based upon shares of either of VisEra Cayman or VisEra Taiwan then held by it.
          (f) Except as provided elsewhere in this Amended Agreement and subject to the applicable ROC [***] laws, pre-production and prototype products, designs, patents, copyrights, and technical information of either of VisEra Cayman or VisEra Taiwan shall be distributed in kind to TSMC and OmniVision, respectively, and TSMC and OmniVision shall receive full right, title and interest, to perform, practice, sell and license such products, designs, patents, copyrights, and technical information in any manner for any purpose.
     13.8 Expiration or termination of this Amended Agreement for any reason shall not affect:
          (a) the obligations or liabilities of the Parties which have accrued as of the date of termination;
          (b) those obligations set forth in Article 9 and any non-disclosure agreement between or among the Parties; or
          (c) the Parties’ respective rights to each Party’s rights conferred under the applicable ROC [***] laws as a Shareholder, all of which obligations and rights shall survive the termination of this Amended Agreement.
ARTICLE 14. DISPUTE RESOLUTION
     14.1 Introduction. It is the intention of the Stockholders that any breach of this Amended Agreement or any Exhibits shall initially be attempted to be resolved in an amicable manner to the fullest extent possible, and that any such resolution be reasonable in light of the rights and obligations of the Shareholders. If a dispute arising between or among the Parties cannot be resolved by personnel directly involved, the following procedures shall apply in each of the circumstances described below.
     14.2 Conciliation Process. At any time during the Term, upon the occurrence of one or more disputes under this Amended Agreement and/or under any other agreements described herein, the Party allegedly aggrieved and/or damaged (the “Asserting Party”) shall promptly deliver written notification to the allegedly offending and/or non-complying Party (the “Defending Party”) and the Coordinating Committee, setting out in reasonable detail and in clear and concise language and on a good faith basis, the specifics of the matter in dispute. If the Defending Party has not cured the matter prior to the later of (i). five (5) business days after delivery of such written notification or (ii) the expiration of the time period, if any, specified for such cure in this Amended Agreement or the applicable agreement (the “Applicable Cure Period”), then the Coordinating Committee shall convene a meeting within ten (10) business days thereafter for the purpose of, among other things:
          (a) Assessing the good faith basis for the assertions;
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          (b) Defining, assessing and prioritizing the alternatives reasonably available to cure or to correct the circumstances and, to make its reoccurrence unlikely; and
          (c) Adopting by unanimous votes, one or more curative or corrective courses of action.
14.3 Composition, Term and Duty of Coordinating Committee
          (a) Composition. The Coordinating Committee shall be comprised of such number of members as shall be agreed upon by the parties. Each party shall contribute one-third of the number of members, as selected by the Advisory Committee. The members of the Coordinating Committee shall select one of themselves as a Chairman who shall be a member from one of the other parties to which the Chairman of the Advisory Committee does not belong.
          (b) Term. The Chairman of the Coordinating Committee shall alternate from among the parties on an annual basis. Each member of the Coordinating Committee shall serve a two (2) year term, which can be renewed. Each Committee member shall have the right to designate an alternate to attend Committee meetings and to make decisions in his or her absence. All members (or designated alternatives) of the Coordinating Committee shall be officers or employees of the parties.
          (c) Duties. The duties of the Coordinating Committee are to:
          (i) Establish work groups and submit proposals and recommendations as directed by the Advisory Committee, and submit these proposals to the Advisory Committee for review;
          (ii) Report on the progress of the matters to the Advisory Committee;
          (iii) Maintain continuous communication between the Parties throughout the matter at hand to ensure timely exchanges of information and identification/resolution of issues as they may arise;
          (iv) With respect to the resolution of any disputes among the Parties, to discharge its conciliation responsibilities;
          (v) Perform such other duties and responsibilities or as may be agreed by and among the parties from time to time.
          (d) Either the Defending Party or the Asserting Party shall be entitled to:
          (i) Make reasonable requests for information from the other party (“Information Request”) pertaining to the dispute (provided such requests are not unduly burdensome and can be accomplished within two (2) business days), and
          (ii) Present its views to the Coordinating Committee with respect to the allegations, through its appropriate officer “Presentation”. If within five (5) business days of its first meeting the Coordinating Committee shall be unable to
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resolve the conflict by unanimous vote, then the matter shall immediately be referred to the Advisory Committee for further attempts at resolution.
Within ten (10) days of such inability to resolve the conflict, the Advisory Committee shall convene a meeting for the purpose of attempting a resolution. The procedures described above concerning Information Requests and Presentation shall also apply to the Advisory Committee proceedings.
If within five (5) business days of its first meeting the Advisory Committee shall be unable to resolve the conflict by unanimous vote, then the matter shall immediately be referred to the chief executive officer of TSMC and OmniVision (or his or her designated representative) for the purpose of attempting a resolution during the period of ten (10) business days following the submission of such matter to them for their consideration.
     14.4 Definition of “Conciliation Process". The process described in Section 14.2 is herein referred to as the “Conciliation Process”. Resolution of all disputes shall be attempted initially through the foregoing Conciliation Process.
     14.5 Exhibits. In the case of any breach of any other agreements described herein, in the event such breach is not resolved through the Conciliation Process, the Asserting Party shall be entitled to exercise all such rights and remedies as provided under the applicable agreement or otherwise provided at law or in equity.
ARTICLE 15. SPECIAL REMEDIES FOR BREACH OCCURRING WITHIN
THREE YEARS OF INCORPORATION OF VISERA TAIWAN
     15.1 In addition to any remedies available under Article 11, in the event of a final judgment of a court of competent jurisdiction of a Material Breach occurring within three years of incorporation of VisEra Taiwan (but in no event after the completion of Phase III), the non-breaching Shareholder may: (a) recover all damages, losses and liabilities both suffered as a consequence of the breach and otherwise recoverable under the terms of this Amended Agreement or as judicially determined; and (b) elect either to (i) purchase the facilities of VisEra Taiwan at a price equal to the [***] or to (ii) convey to the breaching Shareholder (and the breaching Shareholder shall be obligated to purchase) all shares of capital stock of VisEra Cayman then owned by the non-breaching Shareholder at a price, payable in cash at closing, equal to the [***]; and
     15.2 Reacquisition of the Facility of VisEra Taiwan. The Closing of the purchase and sale of the Facility pursuant to Section 15.1 shall take place at the appropriate executive offices on the tenth business day following the date the determined value is established hereunder, or such later date as all requisite governmental approvals are secured in connection therewith. At the closing, VisEra Taiwan shall convey to the Purchasing Party good title to the Facility, free of all liens and encumbrances against receipt of the purchase price, which shall be delivered by wire transfer of immediately available funds to the bank account designated by conveying Shareholder.
     15.3 Sale of VisEra Cayman Stock. The Closing of the purchase and sale of non-breaching Party’s VisEra Cayman stock pursuant to Section 15.1 shall take place at the appropriate executive offices on the tenth business day following the date the determined value is established hereunder, or such later date as all requisite governmental approvals are
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secured in connection therewith. At the closing, non-breaching Party shall convey the VisEra Cayman stock owned by non-breaching Party to the breaching Party, free of all liens and encumbrances against receipt of the purchase price, which shall be delivered by wire transfer of immediately available funds to the bank account designated by the conveying Shareholder.
Contemporaneously with the closing, all non-continuing Shareholder officials and appointees shall resign from the Board of Directors of each of VisEra Cayman and VisEra Taiwan and all other offices or other positions held with either of VisEra Cayman or VisEra Taiwan.
ARTICLE 16. MISCELLANEOUS.
     16.1 Force Majeure. No Party shall be liable for failure to perform (other than payment of amounts due), in whole or in material part, its obligations under this Amended Agreement, if such failure is caused primarily by any event or condition not existing as of the Effective Date and not reasonably within the control of the affected party, including without limitation, by fire, flood, typhoon, earthquake, explosion, strikes, labor troubles or other industrial disturbances, unavoidable accidents, war (declared or undeclared), acts of terrorism, sabotage, embargoes, blockage, acts of governmental authorities, riots, insurrections, or any other cause beyond the control of the parties; provided that the affected party promptly notifies the other parties of the occurrence of the event of Force Majeure and takes all reasonable steps necessary to resume performance of its obligations so interfered with.
     16.2 Insurance. Either of VisEra Cayman or VisEra Taiwan, as applicable, shall obtain from a reputable, international insurance company, and maintain throughout the Term, such kinds and amount(s) of insurance as is reasonable and customary in the trade, including but not limited to insurance covering product liability, theft fire, natural disasters, employee injury and primary Directors and Officers liability insurance.
     16.3 Assignment. Neither Party shall assign this Amended Agreement or any right, obligation, or interest under this Amended Agreement, nor delegate any work or obligation to be performed under this Amended Agreement, without the other Party’s prior written consent. Any attempted assignment or delegation in contravention of this Section shall be null and void, and ineffective in law or in equity.
     16.4 Survival. Without limiting any provision in this Amended Agreement, the obligations of the Parties pursuant to Articles 6, 9, 10, 14, and 16.11 shall survive the Term or termination or expiration of this Amended Agreement.
     16.5 Notices. All communications, reports, approvals and notices required or permitted under this Amended Agreement shall be made in writing and shall be deemed to have been duly given or delivered if personally delivered or sent by (i) by facsimile, or (ii) mailed by certified or registered mail, or overnight courier return receipt requested and postage prepaid, addressed to the principal offices of the Parties as listed below. Delivery by facsimile is effective upon receipt of a successful fax transmission as indicated on the electronic time/date stamp on the original transmission and shall be followed by delivery by mail as set forth above. Notice by personal delivery is effective upon receipt of the notice. Notice sent by mail shall for all purposes of this Amended Agreement be treated as being effective or having been given three days after mailed.
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     If to OmniVision International Holding Ltd., to:
     c/o General Counsel
OmniVision Technologies, Inc.
1341 Orleans Drive
Sunnyvale, CA 94089
     If to TSMC, to:

     If to VisEra Taiwan:

     If to VisEra Cayman:

     Any Party may change the address to which notice or payment is to be sent by written notice to the others under any provision of this Section 16.5.
     16.6 Export Control. Without in any way limiting the provisions of this Amended Agreement, each of the Parties agrees that no products procured from or technical information disclosed by any Party under this Amended Agreement are intended to or shall be exported or re-exported, directly or indirectly, to any destination restricted or prohibited by any applicable law without necessary authorization by the relevant governmental authorities.
     16.7 Entire Agreement. This Amended Agreement and its Exhibits and Schedules embody the entire agreement and understanding among the Parties with respect to the subject matter hereof, superseding, all previous and contemporaneous communications, representations, agreements and understandings, whether written or oral, in existence on the date this Amended Agreement is executed. No Party has relied upon any representation or warranty of the other Party except as expressly set forth herein. In the case of a conflict between this Amended Agreement and the Initial Shareholders Agreement, the terms of this Amended Agreement shall control.
     16.8 Modification. This Amended Agreement and the surviving provisions thereof may not be modified or amended, in whole or part, except by a writing executed by duly authorized representatives of the Parties.
     16.9 Severability. If any term or provision of this Amended Agreement shall, for any reason, be held to be invalid, illegal or unenforceable, such provision shall be deemed severed from this Amended Agreement; provided, however, that to the extent that such provision is deemed by the Parties to be material to the performance of this Amended Agreement, the Parties shall use their commercially reasonable efforts to arrive at a mutually acceptable solution. The remaining provisions of this Amended Agreement shall remain in full force and effect, and shall be construed and interpreted in a manner that corresponds as
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closely as possible with the intentions of the Parties as expressed in this Amended Agreement.
     16.10 Non-Waiver. Except to the extent that a Party may have otherwise agreed in writing, no waiver by that Party of any condition of this Amended Agreement or breach by any other Party of any of its obligations or representations hereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation by such other Party, nor shall any forbearance by a Party to seek a remedy for any noncompliance or breach by any other Party be deemed to be a waiver by the non-breaching Party of its rights and remedies with respect to such noncompliance or breach.
     16.11 Applicable Laws.
          (a) This Amended Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its conflict of laws provisions. The Parties hereby agree that an action arising directly or indirectly from the business relationship created by this Amended Agreement shall be brought in the United States District Court for the Northern District of California. The Parties expect such court to have subject matter jurisdiction for matters arising under 28 U.S.C. section 1332 (diversity jurisdiction) or 28 U.S.C. section 1338 (for matters arising under the patent laws and other laws of the United States), and hereby each expressly consent to the exclusive personal jurisdiction of such court for such action.
          (b) The Parties further agree that, in the event the United States District Court for the Northern District of California would dismiss such action for lack of subject matter jurisdiction, the Parties shall discuss and mutually agree on the jurisdiction of another appropriate United States District Court or State Court.
          (c) For the purpose of any proceeding before the United States District Court for the Northern District of California, the Parties hereby appoint the respective person set out below as their agents for service of process in California:
     TSMC:
     OmniVision:
c/o General Counsel
OmniVision Technologies, Inc.
1341 Orleans Drive
Sunnyvale, CA 94089
     VisEra Taiwan:
     VisEra Cayman:
     16.12 No Agency. This Amended Agreement shall not constitute an appointment of either Party as the legal representative or agent of the other Party, nor shall either Party have any right or authority to assume, create or incur in any manner any obligation or other liability of any kind, express or implied, against, in the name or on behalf of, the other Party.
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Nothing herein or in the transactions contemplated by this Amended Agreement shall be construed as, or deemed to be, the formation of a partnership by or among the Parties.
     16.13 No Third Party Beneficiaries. No provisions of this Amended Agreement are intended to, or shall be construed to, confer upon or give to any person other than the parties hereto and thereto, any rights, remedies or other benefits under or by reason of such agreements.
     16.14 Headings. All headings contained in this Amended Agreement are for convenience of reference only and shall not be deemed to be a part of this Amended Agreement or to affect the meaning or interpretation of this Amended Agreement.
     16.15 Publicity and Disclosure. Subject to limitations placed upon a Party by the securities laws of the United States of America (including regulations of the Securities and Exchange Commission) or the securities laws of the ROC (including regulations of the Securities and Exchange Commission), timing and content of any announcements, press releases, and public statements concerning the transaction contemplated herein will be by mutual agreement of the Shareholders and the Shareholders hereby agree, to the extent reasonable, to keep the terms of this Amended Agreement and any ancillary agreements contemplated hereby confidential.
     16.16 Governing Language. This Amended Agreement and its Exhibits and Schedules are written and executed in English. No translation of the Amended Agreement and its Exhibits and Schedules into any other language shall have any force or effect in the interpretation of the construction of this Amended Agreement in determination of the intent of the Parties hereto.
     16.17 Constructions and Reference. Words used in this Amended Agreement, regardless of the number or gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender masculine, feminine or neutral, as the context shall require. Unless otherwise specified, all references in this Amended Agreement to Sections or Subsections are deemed references to be corresponding Sections or Subsections in this Amended Agreement, and all references in this Amended Agreement to Exhibits are references to the corresponding Exhibits attached to this Amended Agreement.
     16.18 Counterparts. This Amended Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which shall be deemed to constitute one and the same instrument.
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IN WITNESS WHEREOF, the parties hereto have caused this Amended Agreement to be executed by their duly authorized representatives on the date set forth above.

TAIWAN SEMICONDUCTOR	OMNIVISION INTERNATIONAL
MANUFACTURING CO., LTD.	HOLDING LTD.

BY:	BY:

NAME:	NAME:

TITLE:	TITLE:

DATE:	DATE:
VISERA TECHNOLOGIES COMPANY, LTD.	VISERA HOLDING COMPANY

BY:	BY:

NAME:	NAME:

TITLE:	TITLE:

DATE:	DATE:
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EXHIBITS

EXHIBIT A	ARTICLES OF INCORPORATION OF VISERA HOLDING COMPANY

EXHIBIT B	ARTICLES OF INCORPORATION OF REPLACEMENT ENTITY (check here if attached: ☐)

SCHEDULE 8.1(b)(ii) [***]
***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.
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